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                                                                   EXHIBIT 10.19

                              ADDENDUM TO FORMS OF
                           DISTRIBUTION AGREEMENT AND
                               AMENDMENT AGREEMENT


                      Amendments To Distribution Agreements
                           and Amendment Agreements as
                Set Forth in the Exclusive Distributor Agreement,
             dated June 30, 1992, as amended as of December 7, 1994,
  between Burger King Corporation ("BKC") and BKDA Corporation (the "Company")

1. The provision of Section 2(d) of each of the Distribution Agreements that permits the Purchasing Agent "to require the payment of such reasonable sums from Distributor to the third party Purchasing Agent as the third party deems appropriate in compensation for the services provided by it" is amended as to only require Distributor to collect from its customers which are Burger King restaurants amounts that such customers may be required to pay to the Purchasing Agent and remit such amounts to the Purchasing Agent.

2. The limitation of liability in Section 27 of each of the Distribution Agreements is amended to apply solely to breaches of such Distribution Agreements and not to any other agreement between BKC and Distributor.

3. Notwithstanding the terms and provisions of the Distribution Agreements, BKC's right to terminate any Distribution Agreement (or the Approval granted thereby) as a result of one or more breaches or events giving rise to a right of termination pursuant to the Distribution Agreements and BKC's right to terminate any Amendment Agreement as a result of one or more breaches or events giving rise to a right of termination pursuant to the Amendment Agreements shall be subject to the provisions contained in
               Section 16 of the Exclusive Distributor Agreement (see attached
               Schedule I).

               BKC also agrees not to terminate any Distribution Agreement pursuant to Section 24 thereof unless the act or event giving rise to such right also gives rise to a right to terminate the Exclusive Distributor Agreement other than pursuant to a provision thereof which bases termination upon termination of the Distribution Agreements. BKC agrees that the requirements of the Distribution Agreements will be applied on a basis no less favorable to Distributor than they are applied to any other BKC approved distributor.

4. The Company may, upon the approval of BKC, which shall not be unreasonably withheld, close, replace or consolidate, a Service Center, provided that the same or better service is provided at the same or less cost.

5. Section 21 of each of the Distribution Agreements is amended to reflect the agreement that such section is satisfied if the Company continues to hold the approvals, permits and
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               licenses that constitute in the Company's reasonable business judgment all material permits required to operate the Business (defined as the division, Burger King Distribution Services, owned and operated by BKC prior to the sale of certain of its assets and liabilities to the Company).

6. BKC represents and warrants and covenants that the scope and terms of the license granted to the Company to use the trademark "Burger King Bun Halves Logo" and associated graphics pursuant to the Amendment Agreements is, and will be, no less favorable to the Company than, and subject to no greater restrictions than, the scope and terms of the license to use such property that is granted to any other BKC approved distributor.


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                                   SCHEDULE I

                             Section 16. If the Company repeatedly fails or
refuses to comply with any one or more of its obligations hereunder, resulting in a material default which is incapable of being cured or which is capable of being cured and is not cured promptly after notice of such default to the Company (a "Breach"), BKC must give notice thereof to the Company, describing the Breach, and must in that notice specify a date, not less than thirty (30) days after the giving of the notice, on which this Agreement shall terminate unless the Breach has by that date been substantially cured. If the Breach has been substantially cured by the date so specified this Agreement shall not terminate, but the occurrence of the Breach may be considered in determining whether any subsequent failure or refusal to comply with the Company's obligations constitutes a Breach; provided, however, that BKC may suspend its approval (each, a "Suspension") of the Company to supply any Product (defined as all items of Burger King approved food, paper, dairy, produce, uniforms, syrup and other products) or Products from a Service Center (defined as a particular distribution facility or warehouse operated by Burger King Distribution Services) in accordance with the terms of the Distribution Agreements if, but only so long as, in the judgment of BKC, either the Service Center or the failure by the Company to comply with the performance standards or requirements under the Distribution Agreements as they apply to the Service Center, the Product or the Products, presents or is likely to present in the immediate future an imminent danger to the consumer, to restaurant employees, to any third party or to the Burger King System or is in violation of the requirements of applicable government health, safety or sanitation standards. If any applicable law or regulation requires a greater period for prior notice of termination, the prior notice required by such law or regulation shall be substituted for the notice requirements herein. The failure of BKC to terminate the Agreement upon the occurrence of one or more Breaches by the Company in its performance of any obligations hereunder shall not constitute a waiver or otherwise affect the right of BKC to terminate the Agreement for any subsequent Breach. Furthermore, failure by BKC to exercise any of its rights or remedies hereunder or to insist on strict compliance by the Company with any of the terms hereof shall not constitute a waiver of any of the terms or conditions hereof with respect to any other or subsequent Breach nor shall it constitute a waiver by BKC of its right at any time thereafter to require compliance with the terms hereof as provided herein. The rights or remedies granted to BKC herein are in addition to any other rights or remedies which may be granted by law.

                             In addition to the above, a Breach hereunder shall
be deemed to exist if any of the following events shall occur and be continuing:
(i) if a proceeding is instituted (and not dismissed within 60 days) by or against either party under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law to be adjudicated a bankrupt or insolvent; (ii) the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of all or a substantial part of the assets of either party; (iii) the assignment for the benefit of creditors of either party; (iv) if either party shall admit in writing its inability to pay its debts as they become due; (v) the Annual Statement (defined as a statement, prepared by the Company and submitted to BKC on or before the 31st day of January of each year during the term of this Agreement, certified by the chief financial officer of the Company as


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being correct and in compliance with the terms of this Agreement) is fraudulent;
or (vi) the Company shall no longer be a BKC approved distributor by reason of the termination or expiration of the Distribution Agreements pursuant to the terms thereof and hereof.


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